FORM OF

EXCHANGE AND RELEASE AGREEMENT

This Exchange and Release Agreement (this "Agreement"), dated as of January 21, 2014, by and among Oryon Technologies, Inc., a Nevada, U.S.A. corporation (the "Company"), and _______________________ (the “Exchanging Creditor”).

WITNESSETH

WHEREAS, the Company and EFL Tech Holdings B.V., a Netherlands corporation (the “Purchaser”), are parties to a Subscription Agreement, dated as of January 21, 2014 (the "Subscription Agreement"), pursuant to which the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Subscription Securities at the Closing (as those terms are defined below);

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, and pursuant to the terms thereof, the Company is obligated to discharge, or make provision for the discharge of, the Company Debt at the Closing, and may do so thereunder, in whole or in part, by exchanging such debt for Exchange Shares (as those terms are defined below);

WHEREAS, the Company and the Exchanging Creditor desire to enter into this Agreement in order to fully discharge and satisfy the Outstanding Balance (as that term is defined below) held by the Exchanging Creditor in exchange for the number of Exchange Shares provided for herein;

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, and pursuant to the terms thereof, the Company and the Purchaser have entered into a Registration Rights Agreement – Subscription Securities in order for the Company to grant, and for the Purchaser to accept, certain registration rights with respect to the Subscription Securities (as those terms are defined below):

WHEREAS, as an inducement to the Exchanging Creditor to enter into this Agreement, and in connection with the consummation of the transactions contemplated by this Agreement and the Subscription Agreement, the parties hereto desire to enter into a Registration Rights Agreement – Exchange Shares in order for the Company to grant, and for the Exchanging Creditor to accept, certain registration rights with respect to the Exchange Shares to be issued upon the Closing pursuant hereto;

NOW THEREFORE, IN CONSIDERATION of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Exchanging Creditor hereby agree as follows:

Exchange and Release Agreement

1.            Defined Terms. As used in this Agreement, the following terms shall have the meanings set below forth in this Section 1, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Subscription Agreement:

"Agreement" has the meaning set forth in the preamble.

“Bank” has the meaning set forth in Section 3(b).

"Board" means the board of directors of the Company.

“Business Day” shall have the meaning ascribed to such term in the Subscription Agreement.

“Closing” shall have the meaning ascribed to such term in the Subscription Agreement.

“Closing Date” shall have the meaning ascribed to such term in the Subscription Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Company" has the meaning set forth in the preamble.

“Company Check” has the meaning set forth in Section 3(b).

“Company Debt” shall have the meaning ascribed to such term in the Subscription Agreement.

"Exchange Shares" shall have the meaning ascribed to such term in the Subscription Agreement.

“Exchanging Creditor” has the meaning set forth in the preamble.

“Exchanging Debt” has the meaning set forth in Section 2(b).

“Financing Documents” has the meaning set forth in Section 6(b).

“Form 8-K” means such form as promulgated pursuant to the Exchange Act (as such term is defined in the Subscription Agreement) by the Commission.

"Governmental Authority" shall have the meaning ascribed to such term in the Subscription Agreement.

2

Exchange and Release Agreement

“Other Exchanging Creditors” means holders of Company Debt (other than the Exchanging Creditor) that have entered into agreements similar to this Agreement with the Company.

“Outstanding Balance” has the meaning set forth in Section 2(a).

“Payment” has the meaning set forth in Section 5(b).

“Per Share Price” has the meaning set forth in Section 4(a).

“Person” shall have the meaning ascribed to such term in the Subscription Agreement.

“Purchaser” has the meaning set forth in the recitals.

“Registration Rights Agreement – Exchange Shares” shall have the meaning ascribed to such term in the Subscription Agreement.

“Registration Rights Agreement – Subscription Securities” shall have the meaning ascribed to such term in the Subscription Agreement.

“Remaining Debt” has the meaning set forth in Section 2(c).

“Required Approvals” has the meaning set forth in Section 9(d).

“Rule 144” shall have the meaning ascribed to such term in the Subscription Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Certificate” has the meaning set forth in Section 3(a).

“Shares” has the meaning set forth in Section 3(a).

“Subscription Agreement" has the meaning set forth in the recitals.

“Subscription Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement – Subscription Shares.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the U.S. OTC Markets, the NYSE-MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, Toronto Stock Exchange or the TSX Venture Exchange (or any successors thereof).

3

Exchange and Release Agreement

“Transaction Documents” shall have the meaning ascribed to such term in the Subscription Agreement.

“Transfer Agent” shall have the meaning ascribed to such term in the Subscription Agreement.

“Transfer Agent Instructions” has the meaning set forth in Section 3(a).

“Wire Instructions” has the meaning set forth in Section 3(b).

2.	Company Debt Held by Exchanging Creditor.

(a) The full amount of Company Debt held by the Exchanging Creditor, of whatever kind or nature, whether by promissory note or other Financing Document, account payable, trade payable, or otherwise, and for whatever reason, whether loan, sale, rental or other use of goods or services, or otherwise, is US$____________ (the “Outstanding Balance”);

(b) Of the Outstanding Balance, the Exchanging Creditor desires to satisfy the sum of US$______________ in exchange for the issuance by the Company to it of a certain number of the Exchange Shares, as more particularly described below (the “Exchanging Debt”); and

(c) Of the remainder of the Outstanding Balance (if any), the Exchanging Creditor desires to satisfy the sum of US$________________ by payment from the Company to it of such sum in cash (the “Remaining Debt”).

(d) The sum of the Exchanging Debt and the Remaining Debt shall equal the Outstanding Balance. After the Exchanging Debt shall have been exchanged for Exchange Shares, and the Remaining Debt shall have been paid to the Exchanging Creditor by the Company, the Company will not be indebted to the Exchanging Creditor for any sum whatever.

3.	Payment and Satisfaction of the Outstanding Balance.

(a) In order to satisfy the Exchanging Debt in full, if and upon the occurrence of the Closing Date, the Company shall issue and transfer, or cause to be transferred, to the Exchanging Creditor, the number of shares of the Exchange Shares that is determined pursuant to the provisions of Section 4 below, and as set forth on Exhibit A (Description of Shares), attached hereto (the “Shares”). The Company shall, upon the Closing, issue and deliver a Stock Certificate to the Exchanging Creditor, substantially in the form set forth in Exhibit C attached to the Subscription Agreement, representing the Shares (the “Share Certificate”), or otherwise by causing the Shares to be registered on the books and records of the Transfer Agent as issued to and owned by the Exchanging Creditor (the “Transfer Agent Instructions”), in each case with a restrictive legend relating to Rule 144. The Company shall hold the Share Certificate or the Transfer Agent Instructions (as the case may be) in escrow, and shall not release the same or issue the Shares to the Exchanging Creditor, and the satisfaction of the Exchanging Debt shall not occur, until the occurrence of the Closing Date.

4

Exchange and Release Agreement

(b) In order to satisfy the Remaining Debt in full, if and upon the occurrence of the Closing Date, the Company shall transfer, or cause to be transferred, to the Exchanging Creditor, the amount set forth in Section 2(b) above in immediately available good funds, either by check (the “Company Check”) or by wire transfer to the bank (the “Bank”) and account thereat designated by the Exchanging Creditor (the “Wire Instructions”). The Company shall hold the Company Check or the Wire Instructions (as the case may be) in escrow, and shall not release the same or pay the Remaining Debt, and the satisfaction of the Remaining Debt shall not occur, until the occurrence of the Closing Date.

4.	Calculation of the Shares.

(a) For purposes of this Agreement, the average price per share of Common Stock shall be determined by the average closing price of a share of Common Stock on the Trading Days from December 1, 2013, to such day immediately preceding the Closing Date, as reported in the Wall Street Journal or other reputable national newspaper, or on the Bloomberg web site or other reputable financial web site; provided, however, that such price shall not be lower than $0.02 per share, and shall not be higher than $0.06 per share (the “Per Share Price”). Any fractional share otherwise due to the Exchanging Creditor shall be fully paid in cash.

(b) The number of shares of Common Stock comprising the Shares shall be determined by dividing the US dollar amount of the Exchanging Debt by the Per Share Price.

(c) Prior to the Closing, the Company shall complete the Description of Shares, attached hereto as Exhibit A, by performing the necessary calculations and filling in the information required thereby.

5.             Actions of Company at Closing. Upon the occurrence of the Closing, the Company shall release and deliver the:

(a) Share Certificate to the Exchanging Creditor or the Transfer Instructions to the Transfer Agent (as the case may be);

(b) Company Check to the Exchanging Creditor or the Wire Instructions to the Bank (as the case may be) (the “Payment”); and

(c) Registration Rights Agreement – Exchange Shares, duly executed by the Company and the Exchanging Creditor, to the Exchanging Creditor.

6.             Release and Satisfaction of Outstanding Balance. Upon the occurrence of the Closing and the actions set forth in Section 5(a), Section 5(b) and Section 5(c) above:

(a) the Exchanging Debt and the Remaining Debt, respectively, and all indebtedness, obligation or liability of the Company with respect thereto, shall be irrevocably and forever released, fully satisfied, terminated, cancelled, extinguished, and discharged;

5

Exchange and Release Agreement

(b) any liens, security interests, promissory notes, security agreement, pledge agreement, guaranty, control agreement, or other instruments, agreements or document granted or agreed to in connection with the Outstanding Balance (collectively, the “Financing Documents”), shall be automatically, fully and irrevocably released, satisfied, terminated and of no further force and effect;

(c) any financing arrangements relating to the Outstanding Balance and the other Financing Documents shall be automatically, fully and irrevocably terminated, cancelled, extinguished and of no further force and effect;

(d) the Exchanging Creditor shall deliver to the Company all collateral of the Company in its possession (if any); and

(e) the Exchanging Creditor shall not, in any manner, directly or indirectly, from and after the date of the Closing, bring, initiate, file, participate in, or facilitate any suit, claim, action, arbitration or other proceeding against the Company with respect to, or otherwise attempt to enforce, the Exchanging Debt and the Remaining Debt.

7.             Conditions Precedent. This Agreement (including, without limitation, the releases in Section 6 above, the provisions of Section 8 below, and any Uniform Commercial Code termination statements or other release documents delivered in connection herewith) shall become effective if and upon the occurrence of the Closing Date.

8.              Further Assurances. Subject to the terms and conditions herein, upon receipt of the Shares and the Payment, the Exchanging Creditor shall:

(a) surrender any promissory notes executed in connection with the Outstanding Balance to the Company, and such notes shall be marked “CANCELLED” and endorsed “PAID IN FULL”;

(b) surrender any and all other Financing Documents, each marked to indicate that such document has been paid, fully satisfied and/or terminated; and

(c) execute and deliver such other documents as the Company reasonably requests to evidence the releases set forth in Section 6 hereof, and to accomplish the intent and purposes of this Agreement.

9.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Exchanging Creditor as follows:

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

6

Exchange and Release Agreement

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined in Section 9(d). This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and delivery of the Shares and the consummation by it of the transactions contemplated hereby do not and will not conflict with or violate any provision of the Company’s articles of incorporation or bylaws.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) filing a Form 8-K with the Commission, (ii) the filings with the Commission required pursuant to the Registration Rights Agreement – Exchange Shares, and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) The Shares. The Shares upon issuance: (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances created by the Company, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws; (ii) have been, or will be, duly and validly authorized and on the Closing Date will be duly and validly issued, fully paid and non-assessable; (iii) will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company; and (iv) will not subject the holder thereof to personal liability because of being a holder.

(f) Availability of Authorized Shares. The Company represents and warrants to the Exchanging Creditor that as of the date hereof the Company has available, and as of the Closing Date the Company will have available, sufficient shares of authorized but unissued shares of Common Stock to permit the Company to issue (i) the Shares to the Exchanging Creditor, (ii) the remaining Exchange Shares to the Other Exchanging Creditors, and (iii) the Subscription Securities to the Purchaser, as contemplated by the Transaction Documents.

7

Exchange and Release Agreement

10.           Representations and Warranties of the Exchanging Creditor. The Exchanging Creditor represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Own Account. The Exchanging Creditor is acquiring the Shares as principal for its own account and (i) not with a view to or for distributing or reselling the Shares or any part thereof, (ii) has no present intention of distributing any of the Shares and (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares, in each such case in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Exchanging Creditor’s right to sell the Shares in compliance with applicable federal and state securities laws).

(b) Restricted Securities. The Exchanging Creditor: (i) understands that the Shares (A) have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Exchanging Creditor’s representations as expressed herein, and (B) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Exchanging Creditor must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available; and (ii) acknowledges that the Company has no obligation to register or qualify the Shares except pursuant to the Registration Rights Agreements – Exchange Shares.

11.           Notices and Deliveries. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement shall be in writing, and the address for such notices, communications and deliveries shall be as follows until such time as it may be changed by written notice delivered to the other party:

The Company:		Oryon Technologies, Inc.
4251 Kellway Circle
Addison, Texas 75001 U.S.A.
	Attention:	Thomas P. Schaeffer
President and Chief Executive Officer
	Email:	tschaeffer@oryontech.com

The Exchanging Creditor:

Attention:
Email:

8

Exchange and Release Agreement

12.           Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

13.           Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.           No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

15.           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16.           Amendment, Modification and Waiver. The provisions of this Agreement may be amended, modified, supplemented or waived only with the prior written consent of the Company and the Exchanging Creditor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17.           Severability. If any term or provision of this Agreement is declared invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, or other Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9

Exchange and Release Agreement

18.           Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, U.S.A., without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Dallas, City of Dallas, State of Texas, U.S.A. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the county of Dallas, City of Dallas, State of Texas, U.S.A., for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

19.           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(Signature page follows)

10

IN WITNESS WHEREOF, the parties hereto have caused this Exchange and Release Agreement to be duly executed by their respective authorized signatories as of the date first above written.

THE COMPANY:

ORYON TECHNOLOGIES, INC.

By:	/s/ THOMAS P. SCHAEFFER
Name:	Thomas P. Schaeffer
Title:	Chief Executive Officer

EXCHANGING CREDITOR:

[NAME OF EXCHANGING CREDITOR]

/s/

(Signature Page to Exchange and Release Agreement)

EXHIBIT A

(Name of Exchanging Creditor)

Description of Shares

The Company will issue a total of ______________ Shares to the Exchanging Creditor at the Closing, calculated pursuant to Section 4, as follows:

US$_________________	Divided By:	US$0.036085	=
(Exchanging Debt)		(Per Share Price)		(Share Number)

(Exhibit A to Exchange and Release Agreement)